SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2000
Marketing Specialists Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	0-24667 (Commission file number)	04-3411833 (IRS employer identification no.)
17855 N. Dallas Parkway, Suite 200 Dallas, Texas 75287 (Address and zip code of principal executive offices)
Registrant's telephone number, including area code: (972) 349-6200 __________________________________________
Merkert American Corporation 490 Turnpike Street Canton, Massachusetts 02021 (Former name and address)

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Item 5.	Other Events

          On October 16, 2000, the Registrant issued a press release announcing preliminary third quarter financials. The Registrant noted that it expected net revenues for the third quarter to be lower than anticipated, resulting in increased net losses and lower earnings before interest, taxes, depreciation and amortization. The Registrant attributed the increased net losses and lower earnings to restructuring charges primarily associated with the acquisition of The Sales Force Companies in April 2000 and non-recurring charges associated with providing additional reserves for certain receivables related to the continuing integration of business processes and to provide for a change in the accounting estimate for reserves of overdue receivables. The Registrant addressed other developments during the third quarter, including the ongoing discussions with the Registrant's banking group regarding financing and covenant issues, as well as the Board of Directors' consideration of the tender offer by Richmont Capital Partners I, L.P., in June, to purchase the Registrant's outstanding shares of stock. A copy of this press release is filed as Exhibit 99.1 hereto.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits
	(c)	Exhibits
The following Exhibit is filed herewith:
		99.1	Press Release issued by the Registrant on October 16, 2000 announcing preliminary results for the third quarter of 2000, with increased net losses and lower EBITDA for the period.
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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
MARKETING SPECIALISTS CORPORATION
By:	/s/ Terry L. Crump Terry L. Crump Executive Vice President and Chief Financial Officer
Date: October 18, 2000

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EXHIBIT INDEX
Exhibit No.	Description
99.1*	Press Release issued by the Registrant on October 16, 2000 announcing preliminary results for the third quarter of 2000, with increased net losses and lower EBITDA for the period.
* filed herewith